EXHIBIT 10.2

On May 4, 2016, the term of the Employment Agreement dated March 24, 2014 between the Company and Herman Schwarz (the “Schwarz Employment Agreement”) was extended until July 31, 2016. On July 29, 2016, the term of the Schwarz Employment Agreement was further extended until September 30, 2016.